UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 13, 2010
POLYPORE INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-32266	43-2049334
(Commission File Number)	(IRS Employer Identification No.)

11430 North Community House Road, Suite 350, Charlotte, North Carolina	28277
(Address of Principal Executive Offices)	(Zip Code)
(704) 587-8409
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
At the Annual Meeting of Stockholders of Polypore International, Inc. (the “Company”), held on May 13, 2010, the stockholders voted on proposals to:
•	reelect David A. Barr, Charles L. Cooney and Robert B. Toth, the members of Class III of the Board of Directors of the Company, each for a term of three years; and

•	ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year.
The stockholders reelected each of the director nominees to serve on the Company’s Board of Directors. The final number of votes cast for or withheld, as well as the number not voted for each nominee are listed below.
The proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm was also approved. The final number of votes cast for or against or abstaining from voting on that proposal are listed below.
Election of Directors

Name	For	Withheld	Not Voted
Barr	39,390,743	1,526,619	1,361,886
Cooney	40,308,228	609,134	1,361,886
Toth	40,321,609	595,753	1,361,886

Ratification of Independent Registered Public Accounting Firm

For	Against	Abstain
41,867,244	401,408	10,596

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYPORE INTERNATIONAL, INC. (Registrant)

Date: May 17, 2010	By:	/s/ Lynn Amos

Lynn Amos Chief Financial Officer